Exhibit 4.1

CAPE POINT HOLDINGS, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of the “Acceptance Date”, as described in the signature page below, by and between CAPE POINT HOLDINGS, INC., a Florida corporation (the "Company"), and the undersigned, _________________________________ (hereafter, the "Undersigned").

The Company is offering units to certain subscribers such as the Undersigned, with each such unit collectively representing:(i) TWO HUNDRED THOUSAND (200,000) shares of restricted common stock, and (ii) a detachable 2-year warrant to acquire ONE HUNDRED THOUSAND (100,000) shares of restricted common stock at an exercise price of $0.3125 per share (each a “Unit” and collectively, the“Units”), wherefore the Undersigned and the Company hereby agree as follows:

1.                   Subscription. The Undersigned hereby subscribes to purchase ___________________ (_________________) Units (the “Subscribed Units”). The Undersigned hereby subscribes to invest _______________________ Dollars ($___________________________) (the "Invested Amount") in exchange for the Subscribed Units. The Invested Amount shall be callable by the Company as set forth herein. The Undersigned acknowledges that this Agreement is subject to acceptance, in full or in part, by the Company. If this Agreement is rejected, any subscription proceeds received shall be promptly returned to the Undersigned without interest or deduction.

2.                   Warranties of Company. The Company hereby represents and warrants that:

(a)     The issuance of the Units to the Undersigned upon the terms and conditions set forth herein has been authorized by all requisite corporate action; and

(b)     The Company is a corporation validly formed and existing in good standing as of the date hereof in the State of Florida.

3.                   Investment Intent; Restrictions.

(a)     The Undersigned represents that he or it is acquiring the Units hereunder for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Undersigned has no present intention of selling or otherwise disposing of all or any portion of the Units. The Undersigned represents that he or it is acquiring the Units for the Undersigned's own account and that no one else has any beneficial ownership in the Units to be acquired hereby.

(b)     The Undersigned understands that instruments or certificates representing the Units(and the securities underlying the Units) may each bear a legend substantially similar to the following, in addition to any other legends required by federal or state laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE AND SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

4.                   Investment Risks. The Undersigned acknowledges that:

(a)     There are substantial risks incident to the acquisition of the Units, and the Undersigned recognizes the speculative nature and risks of loss associated with this investment;

(b)     The Company has a very limited financial and operating history and has yet to generate any revenues or achieve a profit; and

(c)     The Undersigned has evaluated his or its financial resources and investment position in view of the foregoing and is able to bear the economic risks of the purchase of the Units and all other risks disclosed by the Company.

5.                   Accredited Investor. The Undersigned represents that the Undersigned is an "accredited investor" in that the Undersigned meets one of the specific standards set forth in Rule 501 of Regulation D of the Securities Act and summarized below (please check applicable box(es)):

A natural person whose individual net worth or joint net worth with that person's spouse at the time of the purchase, EXCLUDING THE VALUE OF SUCH PERSON’S PRINCIPAL RESIDENCE exceeds $1,000,000;
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
A company or trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or
A Non-US person not residing within the United States of America.

6.

Receipt ofPrivate Placement Memorandum. The Undersigned represents that he or it has received a copy of the Company’s Confidential Private Placement Memorandum, dated August 2016, concerning the operations and prospects of the Company, and that the Undersigned has read and understands the contents thereof.

7.                   Access to Information; Independent Investigation. The Undersigned, in making the decision to purchase the Units, has relied upon independent investigations made by him or his representative, if any, and the Undersigned or his representative have, prior to any sale to the Undersigned, been given access and the opportunity to ask questions of and to receive answers from, the Company or any person acting on its behalf and the terms and conditions of the transactions contemplated by this Agreement. The Undersigned or his representative have been furnished with all materials relating to the business, finances, and operation of the Company relating to the

Undersigned’s investment in the Units, and the Undersigned or his representative has received complete and satisfactory answers to any and all inquiries relating thereto.

8.                   Residence or Domicile. The Undersigned represents that the Undersigned's address of principal residence (for individual purchasers) or principal office (for non-individual purchasers) and email address(es) of each signatory to this Agreement is as follows:

Street Address

City	State/Country	Postal Code
( )	( )
Tel. No.	Fax No.

email address	secondary email address

9.                   Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the Undersigned, (ii) one business day after being sent to the Undersigned by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the Undersigned by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the Undersigned by certified or registered mail, return receipt requested and postage prepaid, and addressed to the Undersigned according to the address set forth in Section 8 above.

10.                Non-Circumvention. The Undersigned acknowledges and understands that the Company’s relationships and contacts with individuals and organizations with which it may seek to provide marketing, sales, or other services (collectively, “Contacts”) are confidential and proprietary. Therefore, for a period expiring three (3) years after the date this Agreement is executed by the Undersigned, neither the Undersigned, nor any of its or his officers, directors, managers, members, shareholders, employees, agents, representatives, affiliates and/or successors shall directly or indirectly solicit, contact, or approach the Contacts of the Company without the written permission of the Company.

11.                Execution of Subscription Agreement. The Undersigned represents that the Undersigned has executed this Agreement either personally or by its duly authorized representative and that the information that the Undersigned has provided herein is both accurate and complete.

12.                Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements or understandings with respect to the subject matter hereof.

13.                Amendments. This Agreement may be amended only in a writing that refers to this Agreement and that it is signed by the Undersigned and the Company.

14.                Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The Undersigned agrees that, in the event of any action or proceeding arising out of or relating to this Agreement, venue and jurisdiction shall be properly in the federal or state courts located in Broward County, Florida.

IN WITNESS WHEREOF, the Undersigned or its duly authorized representative has executed this Agreement on the date set forth on the attached signature pages.

Signature Page to Subscription Agreement with

CAPE POINT HOLDINGS, INC.

SIGNATURE OF INDIVIDUAL INVESTOR

Date	Name (please print)

Social Security Number	Signature

SIGNATURES OF JOINT INVESTORS

Date	Name (please print)

Social Security Number	Signature

Date	Name (please print)

Social Security Number	Signature

Invested Amount:  $___________________________

Wiring Instructions:

Remit to: CAPE POINT HOLDINGS, INC.

Account # ___________________

Routing # ___________________

Institution: ___________________

Subscriber hereby directs that the Units be held as follows (check one):

____ Individual Ownership

____ Joint Tenants with right of Survivorship

____ Tenants in Common

____ Other (specify): ________________________________

ACCEPTANCE BY THE COMPANY

This Subscription Agreement is hereby accepted by CAPE POINT HOLDINGS, INC., as of __________________________, 201__ (the "Acceptance Date").

By:______________________________________

Its:______________________________________

Signature Page to Subscription Agreement with

CAPE POINT HOLDINGS, INC.

SIGNATURE OF ENTITY INVESTOR

Date	Entity Name

Title of Authorized Representative	Name of Authorized Representative

Tax ID Number	Signature

Invested Amount: $___________________________

Wiring Instructions:

Remit to: CAPE POINT HOLDINGS, INC.

Account #  ___________________

Routing #    ___________________

Institution:  ___________________

ACCEPTANCE BY THE COMPANY

This Subscription Agreement is hereby accepted by CAPE POINT HOLDINGS, INC., as of __________________________, 201__ (the "Acceptance Date").

By:______________________________________

Its:______________________________________